As filed with the Securities and Exchange Commission on February 19, 2004

Registration No. 333-112379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4352386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

CHENIERE ENERGY, INC.

2003 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Don A. Turkleson

Chief Financial Officer

Cheniere Energy, Inc.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(713) 659-1361

(Name and address of agent for service)

Copy to:

Geoffrey K. Walker

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4757

EXPLANATORY NOTE

On January 30, 2004, we filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-112379) to register 1,000,000 shares of common stock, par value $0.003 per share, to be issued under the Cheniere Energy, Inc. 2003 Stock Incentive Plan. We are filing this Post-Effective Amendment No. 1 to substitute Item 5 filed herewith for Item 5 as originally filed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock registered in the Registration Statement on Form S-8 (Registration No. 333-112379) has been passed upon for the Registrant by Andrews Kurth LLP whose opinion is attached to the Registration Statement as Exhibit 5. Geoffrey K. Walker, a partner in Andrews Kurth LLP, owns 5,000 shares of common stock of the Registrant.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of February, 2004.

CHENIERE ENERGY, INC.

By:	/s/ CHARIF SOUKI

Name:	Charif Souki
Title:	President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates stated.

	Name and Signature	Title	Date

	/s/ CHARIF SOUKI Charif Souki	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 19, 2004

	* Walter L. Williams	Vice Chairman of the Board and Director	February 19, 2004

	/s/ DON A. TURKLESON Don A. Turkleson	Vice President & Chief Financial Officer, Secretary & Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

	* Nuno Brandolini	Director	February 19, 2004

	* Keith F. Carney	Director	February 19, 2004

	* Paul J. Hoenmans	Director	February 19, 2004

	* David B. Kilpatrick	Director	February 19, 2004

	* J. Robinson West	Director	February 19, 2004

*By:	/s/ DON A. TURKLESON	Attorney in Fact	February 19, 2004
Don A. Turkleson